UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): March 9, 2015 (March 6, 2015)

SYNIVERSE HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32432	30-0041666
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
8125 Highwoods Palm Way
Tampa, Florida 33647
Telephone: (813) 637-5000
(Address, including zip code, and telephone number, including area code, of registrants’ principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

On March 6, 2015, we, certain of our affiliates signatory thereto and Barclays Bank PLC (the “Administrative Agent”), on behalf of the required revolving lenders, entered into an Amendment (the “Amendment”) to the credit agreement governing our existing revolving credit facility, dated as of April 23, 2012 (as amended by the Incremental Commitment Amendment, dated as of June 28, 2013 and as further amended by the Second Amendment, dated as of September 23, 2013, the “Existing Credit Facility”), among us, Buccaneer Holdings, LLC, the lenders from time to time party thereto and the Administrative Agent. We refer to our Existing Credit Facility, as so amended, as the “Amended Credit Facility.”

Prior to the Amendment, the Existing Credit Facility required that under certain circumstances we comply with a financial maintenance covenant (the “Existing Financial Covenant”). If required to be tested, the Existing Financial Covenant required that our consolidated senior secured debt ratio, as of the end of any fiscal quarter, be less than or equal to 4.25:1.00. The Existing Financial Covenant was not required to be tested unless (a) the aggregate amount of revolving credit loans, swing line loans or letter of credit obligations (to the extent not cash collateralized to at least 105% of their maximum stated amount) outstanding exceeded 10% of all revolving credit commitments in effect as of April 23, 2012 or (b) the aggregate amount of any letter of credit obligations (to the extent not cash collateralized to at least 105% of their maximum stated amount) outstanding exceeded 15% of all revolving credit commitments in effect as of April 23, 2012.

Pursuant to the Amendment, the Existing Financial Covenant has been modified to require that our consolidated senior secured debt ratio, as of March 31, 2015, June 30, 2015, September 30, 2015, December 31, 2015 and March 31, 2016, be less than or equal to 5.25:1.00 and, as of June 30, 2016 and the end of each fiscal quarter ended thereafter, 5.00:1.00 (the “Amended Financial Covenant”), in each case if required to be tested. We are only required to comply with the Amended Financial Covenant if the aggregate amount of any revolving credit loans, any swing line loans or any letter of credit obligations (excluding letter of credit obligations not in excess of $10 million and any letters of credit which are cash collateralized to at least 105% of their maximum stated amount) outstanding exceeds 25% of all revolving credit commitments. We have paid customary fees in respect of the Amended Credit Facility.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description of Exhibit

10.1
Third Amendment, dated as of March 6, 2015, by and among Syniverse Holdings, Inc., Buccaneer Holdings, LLC, the financial institutions and lenders from time to time party thereto and Barclays Bank PLC as administrative agent.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on behalf of the undersigned hereunto duly authorized.

Date:  March 9, 2015

SYNIVERSE HOLDINGS, INC.
(Registrant)

By:	/S/ LAURA E. BINION
	Name:	Laura E. Binion
	Title:	Senior Vice President and General Counsel

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